Exhibit B-93

                        State of Delaware

                    Certificate of Formation

1. This Certificate of Formation of Custom Energy, L.L.C. (the "Company"), dated as of May 16, 1997, is being duly executed and filed by KLT Energy Services, Inc. as an authorized entity, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. 18-101, et seq.)

2.   The name of the Limited Liability Company is Custom Energy,
L.L.C.

3. The address of the Limited Liability Company's Registered Office within the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Limited Liability Company's registered agent at such address is The Corporation Trust Company.

4. The latest date on which the limited liability company is to dissolve is December 31, 2047.

     IN WITNESS WHEREOF, the undersigned Authorized Person has executed this Certificate of Formation of Custom Energy, L.L.C.
this 16th day of May, 1997.


                                   KLT Energy Services, Inc.

                                   By:  /s/ Gregory J. Orman

                                   Name:  Gregory J. Orman

                                   Title: President




      Certificate of Amendment to Certificate of Formation

                               of

                      Custom Energy, L.L.C.

     It is hereby certified that:

     1. The name of the limited liability company (hereinafter called the "limited liability company") is CUSTOM ENERGY, L.L.C.

     2. The certificate of formation of the limited liability company is hereby amended by striking out Article Second thereof and by substituting in lieu of said Article the following new
Article:

          "Second: The name and address of the registered agent of the limited liability company within the State of Delaware is:

               Corporation Service Company
               1013 Centre Road
               Wilmington, Delaware 19805"

Executed on: 21 January 1998


                                        /s/ Mark G. English
                                        Mark G. English
                                        Secretary



                        STATE OF DELAWARE

                    CERTIFICATE OF AMENDMENT
                               OF
                      CUSTOM ENERGY, L.L.C.

     The undersigned, an authorized natural person, for the purpose of amending the Certificate of Formation of Custom Energy, L.L.C., a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware limited Liability Company Act"), hereby certifies that:

     FIRST:  The name of the limited liability company
(hereinafter called the "limited liability company") is Custom
Energy, L.L.C. The Certificate of Formation of the limited liability company was filed for record in the Office of the Secretary of State of Delaware on May 19, 1997.

     SECOND: The Certificate of Formation of the limited liability company is hereby amended by deleting Section 2 thereof and inserting the following in lieu thereof:

     "2.  The name of the Limited Liability Company is Custom
Energy Holdings, L.L.C."

Executed on August 31, 1999.


                         /s/ Gregory J. Orman
                         Gregory J. Orman, Authorized Person